Exhibit 10.9A

Confidential Settlement Agreement and General Release
This Confidential Settlement Agreement and General Release of All Claims (the “Agreement”) is made and entered into by and between Brian Kuelbs (“Employee”) and Banc of California, National Association, and/or its subsidiaries (“Employer”) (collectively the “Parties”), with reference to the following facts:
RECITALS
WHEREAS Employee and Employer are Parties to that certain Employment Agreement dated March 24, 2016 (the “Employment Agreement”);
WHEREAS Employer and Employee desire to separate and sever their employment relationship effective as of December 1, 2017;
WHEREAS in accordance with the paragraph 9(b) of the Employment Agreement, the Parties wish once and for all, to amicably resolve all of Employee’s disputes, claims, causes of action, liabilities, damages, penalties, or demands that have arisen or could arise as they pertain to Employee;
NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the terms and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Consideration.
1.1.Compensation. Subject to the conditions precedent set forth below and pursuant to the terms of the Employment Agreement, Employer will pay to Employee the total amount of Three Hundred Eighty Nine Thousand dollars and no cents ($389,000.00) (the “Severance Funds”) in one lump sum payment. The Severance Funds will be made payable as follows: (1) Forty Six Thousand, Six Hundred and Eighty dollars ($46,680.00) will be paid without offset or withholding and subject to the issuance of a IRS Form 1099; and (2) the remaining Three Hundred Forty Two Thousand, Three Hundred and Twenty dollars ($342,320.00) will be payable less applicable state and federal tax withholdings and subject to the issuance of IRS Form W-2. The Severance Funds will be paid by Employer to Employee in one lump sum after 10 days from the Effective Date of this Agreement, provided that Employer has received (1) an original executed Agreement and (2) IRS Tax Identification Form.
Employer shall further accelerate the vesting of the following restricted stock grants currently outstanding under the various grants provided to Employee below:
70 Restricted Share Units granted on January 4, 2016 under the 2013 Omnibus Stock Incentive Plan.
14,335 Restricted Stock Awards granted on October 13, 2016 under the 2013 Omnibus Stock Incentive Plan.

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All such restricted stock shall be deemed vested as of the Effective Date. Employee affirmatively acknowledges that he has forfeited any other award of equity based shares of Bancorp common stock or any affiliates to which he may have had rights prior to the Effective Date of the Agreement, and acknowledges that no further amounts are due and owing to him.
Employee has 90 days from the Effective Date of the Agreement to exercise any vested options that Employee may have. Such options may be exercised without restriction.
1.2.Tax Liability/Effect of Payment. Employee will rely on his own tax advisors as to the tax consequences of the Severance Funds. Employee acknowledges that neither Employer nor Employer’s attorneys have made any representations or warranties regarding the taxation of the Severance Funds. Employee shall take full and complete responsibility for any and all tax liability incurred by him resulting from this Agreement, if any, including but not limited to, withholdings, social security, SUI/SDI, federal, state or local taxes, and any interest or penalties incurred as a result of this settlement and Agreement, and shall indemnify and hold Employer harmless for any and all tax liability incurred resulting from this Agreement.
1.3.CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY,” AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY'S OR ADVISER'S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
2.Release of Claims. Except for the obligations undertaken in this Agreement, Employee and him successors, assignees and representatives hereby fully and forever release and discharge Employer and its parents, subsidiaries, and affiliated companies, and its owners, officers, directors, current and former employees, representatives, attorneys, investigators, servants,

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agents, heirs and assigns (hereinafter collectively referred to as the “Releasees”) from any and all claims, actions, suits, losses, rights, damages, costs, fees, expenses, accounts, demands, obligations, liabilities, and causes of action of every character, nature, kind or description whatsoever, known or unknown, foreseen or unforeseen, and suspected or unsuspected, arising out of, or relating to, any act or omission, whatsoever from the beginning of time to the date of the execution of this Agreement, arising out of, connected with or incidental to the dealings between the Parties, including but not limited to those arising out of Employee’s employment with Employer.
Employee hereby releases fully and forever all claims against the Releasees, including, without limitation, claims arising under any state or federal law or regulation, including the California Fair Employment and Housing Act, Title VII of the Civil Rights Act, the Americans With Disabilities Act, the California Family Rights Act, and any and all other federal, state or local laws or regulations relating to discrimination, harassment, retaliation, and compensation. This also includes a release by Employee of any claims for wages, benefits, penalties, breach of contract, wrongful discharge, violation of public policy, intentional or negligent infliction of emotional distress, negligence, fraud, Business and Professions Code § 17200, violation of the California Labor Code, violation of the Fair Labor Standards Act, and any other claims relating to or arising out of the relationship between the Parties and any alleged injuries Employee may have suffered arising out of that relationship up to and including the date Employee executes this Agreement.
This Agreement does not release any claims for workers’ compensation, unemployment compensation, or any other claim that the law does not permit a party to release, including, without limitation, any right to indemnification under California Labor Code Sections 2800 and 2802.
Employee further understands that nothing in this release prevents him from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, NLRB, or any other federal, state, or local agency charged with the enforcement of any employment laws, although Employee understands that by signing this Agreement, he waives the right to recover any damages or to receive other relief in any claim or suit brought by or through the EEOC or any other state or local deferral agency on his behalf. Notwithstanding the foregoing, this Agreement does not apply to any claims that cannot be released as a matter of law.
2.1.Balances Owed. Employee acknowledges and represents that he has properly reported all hours that he has worked and that he has been paid all wages, overtime, commissions, compensation, benefits, and other amounts that any of the Releasees has ever owed to him. Further, Employee represents that he has been fully reimbursed for all business expenses. All of the factual representations made herein and that induced Employee to enter into this Agreement are true in all material respects.
2.2.Covenant Not To Sue. Employee expressly represents, warrants and covenants not to sue Employer in a court of law for any claim or cause of action released pursuant to this Agreement. A lawsuit to enforce the terms of this Agreement shall be excepted from the terms

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of this Section, and shall not constitute a breach of the covenant not to sue. This covenant not to bring or maintain any action in law or equity shall be specifically enforced and each party shall have standing to bring any such action for specific enforcement and shall be a real party as defined in Code of Civil Procedure Section 367.
2.3.Breach Of Covenant Not To Sue. In the event Employee breaches the covenant not to sue as set forth in paragraph 2.2, Employee shall be liable for all damages incurred by Employer (and the Releasees), including without limitation, compensatory damages as well as attorneys’ fees and costs.
2.4.No Further Claims. Employee has not and will not directly or indirectly encourage and/or solicit any third party, including any current and/or former employees and/or contractors of the Releasees, to file any complaint in a court of law against the Releasees. Employee has not and will not directly or indirectly participate, assist, or cooperate in any lawsuit, or complaint in a court of law against the Releasees, including any class and/or representative action, unless and to the extent required or compelled by law. Employee also covenants and agrees that, to the full extent permitted by law, Employee hereby waives and releases any and all rights or claims he may have to any proceeds or awards to which Employee may be entitled under any claims brought on his behalf against any of the Releasees by any other person or entity. Nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order, or (b) cooperating with any official investigation conducted by a government or law enforcement agency.
3.Effect of Release. Each party certifies that it has read Section 1542 of the California Civil Code, set forth below, and indicates this fact by signing this Agreement:
Section 1542. General Release - Claims Extinguished.
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Employee, having read and understood Civil Code Section 1542 for the purpose of implementing the release as described in this Agreement, expressly waives and relinquishes all rights and benefits afforded by Civil Code Section 1542 and does so understanding and acknowledging the significance of such specific waiver of Section 1542.
4.Miscellaneous Provisions.
4.1.No Admission of Liability. The Parties acknowledge and agree that this Agreement does not constitute an admission of liability or wrongdoing of any nature whatsoever by any of the Parties, and that this Agreement shall not be used as evidence of any liability or wrongdoing for any purpose whatsoever except as may be necessary to enforce the terms and conditions of this Agreement.

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4.2.Neutral Reference. In response to any inquiry by a prospective employer, Employer agrees to refer that employer to the Human Resources Department. In response to any such inquiry, Employer agrees to specify that its policy is to provide only dates of employment and last position held.
4.3.Nondisparagement. Employee agrees to refrain from disparaging Employer or its employees or their name, business or reputation to any third parties. Employer will instruct the following employees of Employer, to refrain from disparaging Employee to any third parties: Doug Bowers, John Bogler, John Grosvenor, Hugh Boyle, Ken Plummer, Mike Urtel, Jason Pendergist, Terrin Enssle and Lawrence Gee. Employer will further instruct Employer’s Board of Directors to refrain from disparaging Employee to any third parties. Employer may further state "Mr. Kuelbs is no longer with the Banc of California in order to purse new business opportunities."
4.4.Disclosing the Terms and Conditions of this Agreement. Employee and his attorneys expressly promise, covenant and agree that they will not disclose, discuss, post on the internet, or otherwise publicize the terms and conditions of this Agreement, except as provided in Paragraph 4.6, including the amount of compensation set forth in Section 1.1.
The Parties agree that a breach of the promises set forth in this Section of this Agreement will injure the interests of Employer and that the actual damages caused by such a breach will be difficult to ascertain with certainty. Accordingly, in order to establish a reasonable amount of damage for such a breach, and to put a limitation on such damages, Employee agrees to pay to Employer, as liquidated damages, the sum of Thirty Two Thousand Five Hundred dollars and no cents ($32,500.00) for each breach of the confidentiality provision of this Agreement. Because of the impracticability of fixing actual damages, and because of the benefit to each Party in fixing a limitation on damages, the Parties acknowledge that this provision for liquidated damages does not constitute a penalty or forfeiture within the meaning of Civil Code Sections 3275 or 3369 or any other provision of California law. The payment of said liquidated damages, if any, will not abrogate or affect in any way the terms of this Agreement, including but not limited to the general release of all claims. The Parties agree that each provision of this Section of this Agreement is a material term of this Agreement, and Employer would not have entered into this Agreement absent this Section.
4.5.Disclosures Permitted under this Agreement. Employee and Employee’s attorneys may disclose the financial and tax related terms and conditions of this Agreement to Employee’s spouse, immediate family, insurers, auditors, accountants, attorneys, and representatives of the Internal Revenue Service, the Franchise Tax Board or any other agency responsible for the collection of local, state or federal taxes to the extent necessary for tax and tax related purposes.
Nothing in this Agreement prohibits or restricts Employer from disclosing the terms of this Agreement if compelled to do so by process of law.
4.6.Confidential Information. Employee will not at any time use, divulge, disclose or communicate, either directly or indirectly, in any manner whatsoever, any of the Releasees’

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Confidential Information to any person or business entity. As used herein, “Confidential Information” will refer to the Releasees’ confidential and proprietary business information concerning, without limitation, the Releasees’ accounts, services, customers, employees, pricing, marketing, costs, business affairs, selling techniques, business agreements, operations, accountings, financial statements, and any other similar information of any kind, nature or description, in whatever form.
4.7.Trade Secrets and Unfair Competition. Employee acknowledges and agrees that information, including but not limited to pricing information, customer buying and selling habits and special needs, customer credit information as well as Employer’s proprietary software, accounting records, marketing strategies, unique methods and procedures regarding pricing and advertising, employee personnel information, collection procedures, and payment histories, information relating to Employer’s customers such as contract terms, products purchased from Employer and any other information relating to Employer or Employer’s customers that has been obtained or made known to Employee solely as the result of Employee performing his services for Employer, as well as the Employer’s business plans, pending transactions, business strategy plans, sales figures, sales reports, internal memoranda, software developed by or for the benefit of Employer and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes), copyrighted software and/or other copyrighted materials created by or for the benefit of Employer, personnel policies, Employer’s marketing methods, plans and related data, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information), the names of any of Employer’s vendors and/or suppliers, information relating to costs, sales or services provided to Employer by such vendors and suppliers, the prices Employer obtains or has obtained for Employer’s products or services, compensation paid to Employer’s employees and other terms of employment, information regarding Employer’s relations with its employees, and/or other confidential information regarding the manner of business operations and actual or demonstrably anticipated business, research or development of Employer or any other information that has or could have commercial value or other utility in the business in which Employer is engaged or in which Employer contemplates engaging and information, that, if disclosed without authorization, could be detrimental to the interests of Employer or its customers, whether or not such information is identified as confidential information by Employer or its customers, constitutes Confidential Information/Trade Secrets of Employer. Employee agrees that the sale or unauthorized use or disclosure of any of Employer’s Confidential Information/Trade Secrets obtained by Employee during his employment with Employer constitutes unfair competition. Employee promises not to engage in any unfair competition with Employer.
4.8.Covenant Not to Disclose Employer’s Trade Secrets or Confidential Information After Separation of Employment. Employee will not publish or disclose, subsequent to the Employee’s execution of this Agreement, any Confidential Information/Trade Secret as defined herein, or other confidential information including information or any other matter relating to Employer’s business that Employee may in any way have acquired through his employment with Employer. All records, files, plans, documents and the like relating to the business of Employer

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which Employee has prepared, used, or come in contact with are and shall remain the sole property of Employer.
4.9.Covenant Not to Compete by Use of Employer’s Confidential Information/Trade Secrets After Separation of Employment. Employee will not engage in competition with Employer, at any time after Employee’s separation from employment, while making use of Employer’s Confidential Information/Trade Secrets or any other confidential matter relating to Employer’s business that Employee may have previously in any way acquired by reason of his employment with Employer.
4.10.Disclosure Under Specific Circumstances. Nothing in this Agreement shall be construed to prohibit, prevent, impede or interfere with Employee’s ability to do any of the following, without informing or obtaining prior authorization from Employer or Employer: (i) disclose trade secrets in confidence to a federal, state or local government official, directly or indirectly, or to Employee’s attorney, solely for the purpose of reporting or investigating a suspected violation of law that directly pertains to trade secrets; (ii) disclose trade secrets in a complaint or other document filed in a judicial or administrative proceeding that directly pertains to the trade secrets, if such filing is made under seal; and (iii) disclose trade secrets to Employee’s attorney and use the trade secrets in a judicial or administrative proceeding brought by Employee against Employer alleging retaliation for Employee’s having reported a violation of law, provided that Employee files any document containing the trade secrets under seal and does not otherwise disclose the trade secrets, except as required by court order (iv) file a charge or complaint with the EEOC, the SEC or any other federal, state or local government agency or commission (“Government Agencies”), or (v) communicate with any Government Agencies or otherwise participate in any investigation or proceeding conducted by any Government Agency, including providing documents or other information, without notice to or prior authorization from Employer.
4.11.Non-Solicitation. For a period of two (2) years after Employee’s separation of employment from Employer, Employee shall not induce or attempt to induce any individual or entity who was an employee, agent or independent contractor of Employer or any of its affiliates during the period of Employee’s employment hereunder to discontinue providing services to Employer or any of its affiliates. For a period of two (2) years after Employee’s separation of employment from Employer, Employee shall not, and will not assist any other person to (i) hire or solicit for hiring any employee of Employer or any of its affiliates or seek to persuade any employee of Employer or any of its affiliates to discontinue employment or (ii) solicit or encourage any independent contractor providing services to Employer or any of its affiliates to terminate or diminish its relationship with them.
a. Future Cooperation. Employee agrees to cooperate with the Employer and use his best efforts in responding to all reasonable requests by the Employer for assistance and advice relating to matters and procedures in which Employee was involved or which Employee managed or was responsible for while employed by the Employer. Employee also represents and agrees to cooperate in defending or prosecuting any claim or other action which arises, whether civil, criminal, administrative or investigative, in which Employee’s participation is required in the best judgment of the Employer by reason of his former employment with the

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Employer. Upon the Employer’s request, Employee will use his best efforts to attend hearings and trials, to assist in effectuating settlements, and to assist in the procuring of witnesses, producing evidence, and in the defense or prosecution of said claims or other actions. If appropriate, Employer will compensate Employee at an agreed upon hourly rate for such cooperation.
4.12.Section 409A Compliance.  All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the separation pay plan exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), and shall be interpreted in a manner consistent with those exceptions.  Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A to the maximum extent possible.  To the extent that this Agreement is subject to Section 409A and fails to comply with the requirements of Section 409A, Employer reserves the right (without any obligation to do so) to amend, restructure, terminate or replace this Agreement in order to cause this Agreement either to comply with the applicable provisions of Section 409A or not be subject to Section 409A.  If  payment of any amount subject to Section 409A is triggered by a separation from service that occurs while the Employee is a “specified employee” (as defined under Section 409A)  with respect to Employer, and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Employee's estate following the Employee’s death.  Each payment of compensation under the Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A.  “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Section 409A of the Code, the Employee’s “separation from service” as defined in Section 409A.  Employee shall not have the ability to control, directly or indirectly, the timing of any payments subject to Section 409A.  Any payments that are subject to Section 409A, and that could occur in one of two years depending on the timing of an action by Employee, such as the delivery of a release, will always occur in the later year.
4.13.Return of Property. Employee hereby represents and warrants that as of the Effective Date and to the best of his knowledge, Employee has returned to Employer all Employer property and documents in Employee's possession, custody, or control, including, but not limited to, Employer's Confidential Information, keys, key cards, Employer-issued car, computer equipment, cellular phones, computer disks or files, business information and records, and any other such property.
4.14.Entire Agreement. This Agreement constitutes the final and entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations, discussions, agreements and understandings of the Parties, whether oral or written, with respect to such subject matter.

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4.15.Execution in Counterparts. This Agreement may be executed in counterparts and, as so executed, shall constitute one agreement binding on all Parties.
4.16.Severability. The Parties agree and acknowledge that this Agreement shall be governed by and construed in accordance with the laws of the State of California, and that if any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect and such invalid provision shall be deemed severable.
4.17.Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the Parties hereto and their respective legal representatives, including the Parties’ successors and assigns, past and present parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, attorneys, agents, representatives, heirs, executors, guardians ad litem and administrators, and each of them.
4.18.No Party Deemed Drafter. This Agreement shall be construed fairly as to all Parties and not in favor of or against any of the Parties, regardless of which party actually prepared this Agreement, and the Parties agree that California Civil Code Section 1654 will not apply in the event an uncertainty with respect to this Agreement is asserted or identified.
4.19.Authority. Each of the Parties represents and warrants that its respective signatory has full authority to bind each of them to the terms and conditions of this Agreement.
4.20.Payment of Expenses. The Parties hereto agree and promise that each shall bear its own costs and attorneys’ fees relating to Employees separation from employment with Employer.
4.21.Contractual Terms. Each term of this Agreement is contractual and not merely a recital.
4.22.Attorneys’ Fees and Costs. If any party to this Agreement is required to initiate proceedings to enforce any terms of this Agreement, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs expended to enforce this Agreement.
4.23.Arbitration. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of the Agreement to private and confidential arbitration. The arbitrator in this matter shall not have the power to modify any of the provisions of the Agreement. The decision of the arbitrator shall be final and binding on all Parties to the Agreement, and judgment thereon may be entered in any court having jurisdiction. The Party initiating the arbitration shall advance the arbitrator’s fee and all costs of services provided by the arbitrator and arbitration organization. However, all the costs of the arbitration proceeding or litigation to enforce the Agreement, including attorneys’ fees and costs, shall be paid as the arbitrator or court awards in accordance with applicable law. THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL ON ANY DISPUTE OR CLAIM COVERED BY THIS AGREEMENT.

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4.24.Waiver of Age Claims. By signing this Agreement, Employee acknowledges that:  he has carefully read, and understands, this Agreement; he has been given at least twenty-one (21) days to consider his rights and obligations under this Agreement; he has been and hereby is advised to consult with an attorney before signing this Agreement; he understands that this Agreement is legally binding and that by signing it he is giving up certain rights; he has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it; he knowingly and voluntarily releases the Releasees from any and all claims he may have, known or unknown, in exchange for the payments obtained by signing this Agreement, and acknowledges that these payments are in addition to any payments he would have otherwise received if he did not sign this Agreement; he understands that the Release in this Agreement includes a waiver and release of all claims he may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”); and he understands that this Agreement and Release does not waive any rights or claims that may arise under either the ADEA or the OWBPA after this Agreement is signed and becomes effective, which is the eighth day after he signs it.
Employee knowingly and voluntarily waives the remainder of the 21-day consideration period, if any, following the date he signs this Agreement. Employee has not been asked by Employer to shorten his time-period for consideration of whether to sign this Agreement. Employer has not threatened to withdraw or alter the benefit due to Employee prior to the expiration of the 21-day period nor has Employer provided different terms to Employee because he has decided to sign this Release prior to the expiration of the 21-day consideration period. Employee understands that if he waives some portion of the 21-day consideration period, Employer may expedite the processing of benefits provided to Employee in exchange for signing this Agreement.
Employee agrees with Employer that changes to this Agreement, whether material or immaterial, will not restart the running of the 21-day consideration period.
4.25.Revocation. Employee understands that if he signs this Agreement, he can change his mind and revoke it within seven (7) calendar days after signing it by returning it with written revocation notice to Manisha Merchant, 3 MacArthur Place, Santa Ana, CA 92707; email: Manisha.merchant@bancofcal.com.
Employee understands that this Agreement will not become effective until 12:00:01 a.m. on the eighth day after he signs it (the “Effective Date”). Employee also understands that he can only revoke those claims which are age-related claims pursuant to the Age Discrimination in Employment Act, if any are viable as of the date of the execution this Agreement. Employee understands that following the seven-day revocation period, this Agreement will be final and binding.
PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
Executed on December 6, 2017        /s/ Brian Kuelbs
Brian Kuelbs

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Executed on December 7, 2017        Banc of California, National Association

By: /s/ Manisha K. Merchant
Manisha K. Merchant
Deputy General Counsel

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